                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     As independent auditors, we hereby consent to the use of our report dated January 30, 1998, with respect to the Combined Financial Statements of Marca Tel for the years ended December 31, 1997 and December 31, 1996 in the Form 10-K of IXC Communications, Inc.

ARTHUR ANDERSEN

/s/  FELIPE ROJAS PEREZ
---------------------------------------------------------
Felipe Rojas Perez

Monterrey, N.L.
March 14, 1998